Exhibit 99.1

4 Parkway North, Suite 400
Deerfield, IL 60015

Contact:	Charles A. Nekvasil Director, Public and Investor Relations
847-405-2515 — CNekvasil@cfindustries.com

Anthony J. Nocchiero Succeeds Ernest Thomas As Senior Vice President
And Chief Financial Officer of CF Industries Holdings, Inc.

Deerfield, IL — (BUSINESS WIRE) — April 26, 2007 — CF Industries Holdings, Inc. (NYSE: CF) today announced that Anthony Nocchiero has been elected to succeed Ernest Thomas as Senior Vice President and Chief Financial Officer, effective April 27, 2007.  Thomas, who has served in the position since May of 2004, is leaving the company to accept a senior financial position at another company.  Thomas is expected to remain an employee of the company for a short period and then serve as a consultant through August 31, 2007.

“We thank Ernie for his contributions to the company’s performance during the past three years, particularly his efforts leading up to and through our successful 2005 Initial Public Offering,” commented Stephen R. Wilson, chairman and chief executive officer of CF Industries Holdings, Inc.

Thomas’ successor, Tony Nocchiero, 56, was previously Chief Financial Officer and Vice President, Finance of Merisant Worldwide, Inc., a Chicago-based marketer of low-calorie sweeteners.  Prior to Merisant, he spent more than 25 years with BP Amoco PLC and its predecessor, Amoco Corporation, where he held a variety of financial and planning positions, including corporate controller at Amoco and chief financial officer of BP Chemicals.

“We are pleased to have someone with Tony’s experience join our team at CF Industries.  I am confident that he will be a key contributor to meeting our strategic and financial objectives,” Wilson commented.  Nocchiero earned a BS in Chemical Engineering from Washington University and an MBA from the Kellogg Graduate School of Management at Northwestern University.  He is a resident of Evanston, Illinois.

About CF Industries Holdings, Inc.

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc.  CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products.  CF Industries operates world-scale nitrogen fertilizer plants in Donaldsonville, Louisiana and Medicine Hat, Alberta; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the midwestern United States.

Safe Harbor Statement

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws. All statements in this release, other than those relating to historical information or current condition, are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business; our history of losses; the nature of our products as global commodities; intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; weather conditions; our inability to accurately predict seasonal demand for our products; the concentration of our sales with certain large customers; the impact of changing market conditions on our forward pricing program; the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; unanticipated consequences related to future expansion of our business; our inability to expand our business, including the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our inability to obtain or maintain required permits and governmental approvals; acts of terrorism; difficulties in securing the raw materials we use; changes in global fertilizer supply and demand; loss of key members of management and professional staff; and the other risks and uncertainties included from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements.